Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350
In connection with the Quarterly Report of Goodrich Petroleum Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Walter G. Goodrich, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Walter G. Goodrich
Walter G. Goodrich
Chief Executive Officer
August 7, 2018
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company or the certifying officer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.